UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 30, 2017	(January 24, 2017)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01                              Other Events.

Adoption of Form of Performance-Based Award Agreement

On January 24, 2017, the compensation committee of our board of directors approved a form of performance-based award agreement (“PBA”), effective for performance-based awards to be granted pursuant to the Hexcel Corporation 2013 Incentive Stock Plan in 2017 and thereafter.  The form of PBA provides that, based on our performance over a three-year performance period, a grantee can earn shares based on whether the Company reaches threshold, target, stretch and maximum goals. The maximum number of shares that can be earned is 200% of target. The compensation committee determines the applicable performance measures and target award.   The form of PBA is filed as an exhibit to this Form 8-K.

The above description is a summary of the PBA described herein. The form of PBA is filed as an exhibit to this Form 8-K, and the above summary is qualified in its entirety by the full PBA.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits 99.1 Form of Performance Based Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

January 30, 2017
/s/ Gail E. Lehman
Gail E. Lehman
Executive Vice President

Exhibit Index

Exhibit No.	Description

99.1	Form of Performance Based Award Agreement

4